UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2015

Argos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35443	56-2110007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive, Durham, North Carolina	27704
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (919) 287-6300

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2015, Jean Lamarre voluntarily resigned from the Board of Directors of Argos Therapeutics, Inc. (the "Company"), effective at the conclusion of the previously scheduled Board of Directors meeting on the same date. There were no disagreements between Mr. Lamarre and the Company or any officer or director of the Company which led to Mr. Lamarre's resignation. Mr. Lamarre had served on the Board of Directors since 2013. In conjunction with the resignation, Mr. Lamarre also resigned from his role as chairman of the Company's Audit Committee.

At the same meeting, the Board of Directors of the Company appointed Robert F. Carey as a Class II Director to fill the vacancy resulting from the resignation of Mr. Lamarre.

In accordance with the Company's current non-executive director compensatory arrangements, Mr. Carey (a) received an initial grant of an option to purchase 11,000 shares of the Company's common stock at $6.21 per share, which becomes exercisable on a quarterly basis over the course of three years, subject to continued service to the Company, and remains exercisable thereafter until the tenth anniversary of the date of grant, (b) will receive a $35,000 annual retainer, and (c) will be eligible for committee fees. Upon election, Mr. Carey was appointed to serve as chairman of the Company's Audit Committee.

There are no arrangements or understandings between Mr. Carey and any other person pursuant to which Mr. Carey was elected as a director.

A copy of the Company's press release announcing Mr. Lamarre's resignation and Mr. Carey's appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release dated September 23, 2015 entitled "Robert F. Carey Appointed to the Board of Directors of Argos Therapeutics"

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argos Therapeutics, Inc. (Registrant)
September 23, 2015 (Date)	/s/ LORI R. HARRELSON Lori R. Harrelson Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 23, 2015 entitled "Robert F. Carey Appointed to the Board of Directors of Argos Therapeutics"